SECRETARY OF STATE


THE GREAT SEAL OF THE STATE OF
NEVADA

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PUPPY ZONE ENTERPRISES, INC.**, did on April 27, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


THE GREAT SEAL OF THE STATE OF
ALL FOR OUR COUNTRY
NEVADA

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 28, 2005.

Dean Heller

DEAN HELLER
Secretary of State

By Judith M. Ventura
Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

Entity #
E0244442005-5
Document Number:
20050151955-53

Date Filed:
4/27/2005 2:20:36 PM
In the office of
Dean Heller
Secretary of State

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Puppy Zone Enterprises, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500, Street Address; Reno City; NEVADA 89511 Zip Code Optional Mailing Address; City; State; Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 common shares Par value: $0.001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Tamara A. Hucalak Name 2010-1055 West Georgia Street, P.O. Box 11140 Street Address; Vancouver City; B.C. State; V6E 3P3 Zip Code 2. Maria Estrada Name 7169 Maureen Crescent Street Address; Burnaby City; B.C. State; V5A 1H2 Zip Code 3. Name Street Address; City; State; Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator:** (attach additional page if there is more than 1 incorporator)	Sharon Johnson Name Sharon Johnson Signature 520 Pike Street Address; Seattle City; WA State; 98101 Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada By: [signature] Authorized Signature of R.A. or On Behalf of R.A. Company Kathleen C. Gariepy, Asst. Secy. April 27, 2005 Date

This form must be accompanied by appropriate fees. See attached fee schedule.